EXHIBIT 99.1

NEWS RELEASE

For Immediate Release                   Contact:      William W. Sherertz
                                                      President and
                                                      Chief Executive Officer

                                      Telephone:      (503) 220-0988

                                      BBSI
               ANNOUNCES FIRST QUARTER 2005 OPERATING RESULTS AND
                           FINANCIAL GUIDANCE FOR 2Q05

      PORTLAND, OREGON, April 27, 2005 - Barrett Business Services, Inc. (Nasdaq: BBSI) reported today net income of $931,000 for the first quarter ended March 31, 2005, an improvement of $325,000 or 53.6% over net income of $606,000 for the first quarter of 2004. Diluted earnings per share for the 2005 first quarter were $.15, as compared to diluted earnings per share of $.10 for the same quarter a year ago.

      Net revenues for the first quarter ended March 31, 2005 totaled $49.2 million, an increase of approximately $8.6 million or 21.2% over the $40.6 million for the same quarter in 2004.

                                                          (Unaudited)
($ in thousands)                                      First Quarter Ended
                                                            March 31,
                                                      -------------------
          Results of Operations                        2005        2004
-------------------------------------------           -------     -------
Revenues:
   Staffing services                                  $28,542     $25,054
   Professional employer service fees                  20,702      15,556
                                                      -------     -------
     Total revenues                                    49,244      40,610
                                                      -------     -------
Cost of revenues:
   Direct payroll costs                                21,017      18,320
   Payroll taxes and benefits                          15,697      11,531
   Workers' compensation                                4,930       4,036
                                                      -------     -------
     Total cost of revenues                            41,644      33,887
                                                      -------     -------
Gross margin                                            7,600       6,723
Selling, general and administrative expenses            5,946       5,532
Depreciation and amortization                             236         242
                                                      -------     -------
Income from operations                                  1,418         949
Other income, net                                         108          21
                                                      -------     -------
Income before taxes                                     1,526         970
Provision for income taxes                                595         364
                                                      -------     -------
Net income                                            $   931     $   606
                                                      =======     =======
Basic earnings per share                              $   .16     $   .11
                                                      =======     =======
Weighted average basic shares outstanding               5,764       5,704
                                                      =======     =======
Diluted earnings per share                            $   .15     $   .10
                                                      =======     =======
Weighted average diluted shares outstanding             6,234       6,196
                                                      =======     =======

      As previously reported on April 18, 2005, the Company has declared a 3-for-2 stock split. The additional shares to be issued in the stock split will be distributed on May 19, 2005 to stockholders of record at the close of business on April 29, 2005. On a split adjusted basis, diluted earnings per share for the 2005 first quarter would have been $.10, as compared to $.07 for the same quarter a year ago.

Barrett Business Services, Inc.
News Release - First Quarter 2005
April 27, 2005


      The Company changed its reporting of PEO revenues from a gross basis to a net basis in 2002. The gross revenues and cost of revenues information below, although not in accordance with generally accepted accounting principles ("GAAP"), is presented for comparison purposes and because management believes such information is more informative as to the level of the Company's business activity and more useful in managing its operations.

                                                                Unaudited
                                                              First Quarter
(in thousands)                                                   March 31,
                                                           ---------------------
                                                             2005        2004
                                                           --------    --------
Revenues:
   Staffing services                                       $ 28,542    $ 25,054
   Professional employer services                           128,551      91,720
                                                           --------    --------
     Total revenues                                         157,093     116,774
                                                           --------    --------
Cost of revenues:
   Direct payroll costs                                     127,397      93,367
   Payroll taxes and benefits                                15,697      11,531
   Workers' compensation                                      6,399       5,153
                                                           --------    --------
     Total cost of revenues                                 149,493     110,051
                                                           --------    --------
Gross margin                                               $  7,600    $  6,723
                                                           ========    ========

      A reconciliation of non-GAAP gross revenues to net revenues is as follows:

For the first quarters ended March 31, 2005 and 2004 (in thousands):


                                        Unaudited
                                Three Months Ended March 31,
                    ----------------------------------------------------------------
                       Gross Revenue                                Net Revenue
(in thousands)       Reporting Method      Reclassification       Reporting Method
                    -------------------- ----------------------  -------------------
                      2005      2004        2005       2004        2005      2004
                    --------- ---------- ----------- ----------  --------- ---------

Revenues:
   Staffing services $ 28,542  $ 25,054   $      --   $     --    $28,542   $25,054
   Professional
     employer
       services       128,551    91,720    (107,849)   (76,164)    20,702    15,556
                    --------- ---------- ----------- ----------  --------- ---------
     Total revenues  $157,093  $116,774   $(107,849)  $(76,164)   $49,244   $40,610
                    --------- ---------- ----------- ----------  --------- ---------
Cost of revenues:    $149,493  $110,051   $(107,849)  $(76,164)   $41,644   $33,887
                    --------- ---------- ----------- ----------  --------- ---------

      William W. Sherertz, President and Chief Executive Officer, commented that: "Our results for the quarter reflect strong growth from all of our operating regions, which bodes well for 2005."

      The following summarizes the unaudited consolidated balance sheets at March 31, 2005 and December 31, 2004.

Barrett Business Services, Inc.
News Release - First Quarter 2005
April 27, 2005


                                                                 March 31,    December 31,
($ in thousands)                                                   2005          2004
                                                                 --------      --------
Assets
Current assets:
   Cash and cash equivalents                                     $ 20,667      $ 12,153
   Marketable securities                                            4,584         4,630
   Trade accounts receivable, net                                  31,264        23,840
   Prepaid expenses and other                                       3,249         1,364
   Deferred income taxes                                            4,910         4,100
   Workers' compensation receivables for insured claims               213           213
                                                                 --------      --------
     Total current assets                                          64,887        46,300
Goodwill, net                                                      22,516        22,516
Intangibles, net                                                       20            25
Property, equipment and software, net                               4,221         4,301
Restricted marketable securities and workers'
   compensation deposits                                            1,734         1,702
Deferred income taxes                                                 459           582
Other assets                                                          395           401
Workers' compensation receivables for insured claims                4,090         4,158
                                                                 --------      --------
                                                                 $ 98,322      $ 79,985
                                                                 ========      ========
             Liabilities and Stockholders' Equity
Current liabilities:
   Current portion of long-term debt                               $  348        $  348
   Income taxes payable                                               213            --
   Accounts payable                                                   774           994
   Accrued payroll, payroll taxes and related benefits             31,246        17,427
   Workers' compensation claims liabilities                         5,530         4,946
   Workers' compensation claims liabilities for insured claims        213           213
   Safety incentives liabilities                                    5,618         4,807
   Other accrued liabilities                                        2,013           414
                                                                 --------      --------
     Total current liabilities                                     45,955        29,149
Long-term debt, net of current portion                              1,204         1,441
Customer deposits                                                     635           608
Long-term workers' compensation claims liabilities                  4,956         4,840
Long-term workers' compensation liabilities for insured claims      4,090         4,158
Deferred gain on sale and leaseback                                 1,006         1,036
Stockholders' equity                                               40,476        38,753
                                                                 --------      --------
                                                                 $ 98,322      $ 79,985
                                                                 ========      ========


Outlook for Second Quarter 2005

     The Company also disclosed today limited financial guidance with respect to its operating results for the second quarter ending June 30, 2005. The Company expects gross revenues for the second quarter of 2005 to range from $172 million to $174 million, an increase of approximately 35% over the second quarter of 2004, and anticipates diluted earnings per share for the second quarter of 2005, on a split-adjusted basis, to range from $.27 to $.28 per share, an increase of approximately 37% over $.20 per share for the same period a year ago, on a split-adjusted basis. Management expectations for diluted earnings per share for the second quarter of 2005 on a non-split adjusted basis equate to a range of $.40 to $.42.

Barrett Business Services, Inc.
News Release - First Quarter 2005
April 27, 2005

A reconciliation of estimated gross revenues to estimated GAAP net revenues for the second quarter of 2005 is not included because PEO revenues and cost of PEO revenues for the period are not reasonably estimable.

      On April 28, 2005 at 9:00 a.m. Pacific Time, William W. Sherertz and Michael D. Mulholland will host an investor telephone conference call to discuss first quarter 2005 operating results. To participate in the call, dial (877) 356-3717. The call identification number is 5396598. The conference call will also be webcast live at www.barrettbusiness.com. To access the webcast, click on the Investor Relations section of the Web site and select Webcast. A replay of the call will be available beginning April 28, 2005 at 11:00 a.m. and ending May 5, 2005. To listen to the recording, dial (800) 642-1687 and enter conference identification code 5396598.

      BBSI provides human resource management solutions to large and small companies throughout many regions of the United States.

      Statements in this release about future events or performance, including earnings expectations for the second quarter of 2005, are forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Factors that could affect future results include economic conditions in the Company's service areas, the effect of changes in the Company's mix of services on gross margin, future workers' compensation claims experience, the effect of changes in the workers' compensation regulatory environment in one or more of our primary markets, collectibility of accounts receivable, and availability of funding for working capital purposes, among others. Other important factors that may affect the Company's future prospects are described in the Company's 2004 Annual Report on Form 10-K. Although forward-looking statements help to provide complete information about the Company, readers should keep in mind that forward-looking statements may be less reliable than historical information. The Company undertakes no obligation to update or revise forward-looking statements in this release to reflect events or changes in circumstances that occur after the date of this release.

                                      #####